Exhibit 10.4

FOURTH AMENDMENT TO THE

UNIFIRST CORPORATION

AMENDED 1996 STOCK INCENTIVE PLAN

In accordance with the provisions of the UniFirst Corporation 1996 Amended Stock Incentive Plan, as amended (the “Plan”), the Plan is hereby amended as follows:

1.	The first sentence of Section 3 of the Plan is hereby amended and restated as follows:

“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000.”

2.	This amendment shall be effective upon approval by the shareholders of UniFirst Corporation.
3.	Except as modified herein, the Plan is not modified in any respect and remains in full force and effect.

Approved by the Board of Directors: November 10, 2009

Approved by the Shareholders of UniFirst Corporation: